UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2006

NICHOLAS FINANCIAL, INC.
(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2454 McMullen Booth Road, Building C
Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763
(Registrant's telephone number, Including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 8.01  Other Events

FEBRUARY 1, 2006 - Clearwater, Florida., - Nicholas Financial, Inc. (Nasdaq, NICK), announced effective February 1, 2006, the Company has executed Amendment No. 7 to its Credit Line. This amendment increases the size of the Credit Line from $85 million to $100 million. All other terms and conditions of the Credit Line remain in effect.

Item 9.01  Financial Statements and Exhibits

Exhibit #	Description

99.1	Press release dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: February 1, 2006	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer (Principal Executive Officer)

Date: February 1, 2006	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description

99.1	Press release dated February 1, 2006.